UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

June 13, 2012

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

12526 High Bluff Drive, Suite 155

San Diego, California 92130

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, VelaTel Global Communications, Inc., a Nevada corporation, and the Registrant responsible for filing this current Report on Form 8-K (“Company”) has made the sales of unregistered securities identified below, namely shares of the Company’s Series A common stock (“Shares”). This Form 8-K is being filed because the aggregate number of Shares sold exceeds five percent (5%) of the total number of Shares issued and outstanding as of the Company’s latest filed Report, on Form 10-Q filed on May 21, 2012.

On June 13, 2012, the Company issued 60,612,408 Shares and 60,612,408 warrants to Isaac Organization, Inc. (“Isaac”) in payment of a promissory note in the amount of $500,000 due May 15, 2012. Each warrant has an exercise price of $0.0085 and an exercise term of three years.

The restricted Shares and warrants issued to the aforementioned persons and entities relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder based on the aforementioned knowledge of our operations and financial condition and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In addition to the aforementioned sales of unregistered Shares, the Company has issued 39,368,196 registered Shares pursuant to a Form S-8 Registration Statement filed on June 1, 2012, which is incorporated by reference. The registered Shares, when considered together with the unregistered Shares, triggered the threshold under Item 3.02 for the filing of this Form 8-K.

As of June 15, 2012 the Company has 986,930,829 shares of its Series A common stock outstanding, with a par value of $0.001, and 133,818,177 shares of its Series B common stock outstanding, with a par value of $0.001.

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2012

VelaTel Global Communications, Inc.,

By: /s/George Alvarez
Name: George Alvarez
Title: Chief Executive Officer